AMENDMENT NO. 3 TO
                              EMPLOYMENT AGREEMENT
                              --------------------


      This Amendment No. 3 to Employment Agreement (this "Agreement") is made and entered into as of the 23rd day of November, 1999, by and between Amerihost Properties, Inc. (the "Company") and Michael P. Holtz ("Executive").


WITNESSETH:

      WHEREAS, the Company and Executive entered into that certain Employment Agreement (the "Original Employment Agreement"), dated April 7, 1995, by and between the Company and Executive, which Original Employment Agreement previously was amended by that certain Amendment No. 1 to Employment Agreement (the "First Amendment) dated as of February 4, 1997 and again was amended by that certain Amendment No. 2 to Employment Agreement (the "Second Amendment) dated April 13, 1999 by and between the Company and Executive (the Original Employment Agreement and the First and Second Amendment, collectively, the "Employment Agreement"); and

      WHEREAS, pursuant to the Employment Agreement, Executive is currently employed by the Company as its President and Chief Executive Officer; and

      WHEREAS,   the  Company  and  Executive  desire  to  continue  Executive's employment by the Company is such positions, pursuant to the terms of the Employment Agreement, as modified hereby.

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties herein contained, the parties hereto hereby agree as follows:

     1. The base pay of $325,000 shall remain constant during the term of this Amendment.

     2. The Agreement will automatically renew for a period of three years unless the Company notifies the Executive in writing at least 12 months prior to the termination of this Agreement.

     3. Beginning with the calendar year 2000, the Executive will also be compensated under the following bonus plan:

         a. The Executive will be paid a bonus of $12,500 if the Company realizes the annual EBITDAR and an additional $12,500 if the Company realizes the annual Earnings Per Share as defined in the approved budget each year. This will be paid within 10 days of the filing of the 10K for the period.

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         b.   The Executive  will be paid a bonus for each  franchise  agreement executed by the Company. This will be earned and paid at the execution of the franchise agreement. The bonus is defined as follows:

              0 to 10 franchise agreements................. No Bonus 11 to
              20 franchise  agreements.....................$1,000 per franchise
              Over  20  franchise   agreements.............$ 1,500 per franchise

         c. The Executive will be paid a bonus on Same Room Revenue increases over the same quarter in the previous year. The Executive will be paid a bonus of $500.00 for each percentage point increase in Same Room Revenue over the prior period. This will be effective for the total AmeriHost Inn hotel brand and will be calculated and paid on a quarterly basis.

     4. Compensation in Warrants: This section shall be modified that on January 1st of each ensuing calendar year this agreement is in affect, the Executive shall receive a total of 100,000 options at the market price on the day they are issued. These options will vest as follows:
                  o   50,000 will vest in 90 days from the date issued
                  o 50,000 will vest at the filing of the 10K for the Company if the Company attains its annual budgeted and Board approved Net Income, EBITDAR, or Operating Income for the year.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


EXECUTIVE                                     AMERIHOST PROPERTIES, INC.


/s/Michael P. Holtz                             By: /s/Salomon J. Dayan
-------------------                             -----------------------
Michael P. Holtz                                        Salomon J. Dayan
                                                         Chairman
                                                         Compensation Committee